Exhibit 10.6

PREPARED OUT-OF-STATE BY AND

WHEN RECORDED MAIL TO:

Seyfarth Shaw LLP

1075 Peachtree Street, N.E. Suite 2500

Atlanta, Georgia 30309-3962

Attention: Jay Wardlaw, Esq.

Deal Name: CNL BV Portfolio

Loan Number: 706109330

Document Title:	DEED OF TRUST AND SECURITY AGREEMENT
(WITH FIXTURE FILING) (AUBURN MEADOWS – SECOND)

Grantor:	CHP AUBURN WA OWNER, LLC and
CHP AUBURN WA TENANT CORP.

Grantee:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Trustee:	FIRST AMERICAN TITLE INSURANCE COMPANY

Dated as of:	February 3, 2014

Abbreviated Legal Description:	Ptn. Parcel B, LLA. No. LLA-02-0002, Rec. 20020307001885

OFFICIAL LEGAL DESCRIPTION ON EXHIBIT A.

Assessor’s Property Tax Parcel Number Account Numbers:	509440-0025-09

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

DEED OF TRUST AND SECURITY AGREEMENT (WITH FIXTURE FILING)

(Auburn Meadows – Second)

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”) is made as of the 3rd day of February, 2014, by CHP AUBURN WA OWNER, LLC, a Delaware limited liability company, having its principal place of business at c/o CNL Healthcare Properties, Inc., 450 South Orange Avenue, Orlando, Florida 32801 (“Owner”), and CHP AUBURN WA TENANT CORP., a Delaware corporation, having its principal place of business at c/o CNL Healthcare Properties, Inc., 450 South Orange Avenue, Orlando, Florida 32801 (“Operator”, and together with Owner, “Borrower”), as grantor, to FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, having an address at 818 Stewart Street, Suite 800, Seattle, Washington 98101, as trustee (“Trustee”), for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, Attention: Asset Management Department; Reference Loan No. 706109330, as beneficiary (“Lender”).

RECITALS:

1. Lender has made, as of December 2, 2013 and as of the date hereof, the Loan (as defined in the Loan Agreement [defined below]) to Borrower and one or more affiliates of Borrower (collectively, “Related Borrowers”; Borrower and the Related Borrowers collectively referred to as “Borrowers”), evidenced by the Notes (as defined in the Loan Agreement), and secured by, among other things, (i) the Property (as hereinafter defined), and (ii) certain other properties, as identified from time to time in the Loan Agreement, owned by one or more of the Related Borrowers (collectively, the “Other Properties”).

2. The Loan is governed by that certain Amended and Restated Loan Agreement dated as of the date hereof, by and among Borrower, Related Borrowers, and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).

3. In connection with Borrowers’ obtaining the Loan from Lender, Borrower has guaranteed (or will guarantee), pursuant to that certain Supplemental Guaranty dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Supplemental Guaranty”), the payment of the Loans (defined below) and the payment and performance of the Pool Obligations (as defined in the Loan Agreement, but excluding therefrom Borrower’s obligations under its Individual Loan Documents [as defined in the Loan Agreement]) of the Related Borrowers. As additional security for the Loan, Borrower has agreed to grant Lender a second-priority deed of trust lien on and security interest in the Property pursuant to this Instrument. Borrower acknowledges that Lender would not have made the Loan to Borrowers unless Borrower executed and delivered this Instrument. NOTWITHSTANDING THE FOREGOING, NO ADDITIONAL FUNDS HAVE BEEN ADVANCED BY LENDER TO BORROWER IN CONNECTION WITH THIS INSTRUMENT.

4. Lender has required, as a condition to making the Loans to Borrowers that Borrower execute and deliver this Instrument, and Borrower, in order to obtain the Other Loan (defined below), is willing to execute and deliver this Instrument.

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

5. Borrower desires to secure the payment of and the performance of all of the obligations of Related Borrowers under the Note (defined below) and the Obligations (defined below).

IN CONSIDERATION of the making of the Loans and the Other Loan, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower irrevocably:

A. Grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Trustee and its successors, in trust, for the benefit of Lender, and grants Trustee and Lender a security interest in, the following property, rights, interests and estates owned by either Owner or Operator (collectively, the “Property”) (it being understood and agreed that Owner is the owner of the Land and Improvements and Operator is the tenant under the Operating Lease [defined below]):

(i) The real property in King County, Washington, and described in Exhibit A attached hereto (the “Land”);

(ii) All of Borrower’s present and future estate, right, title and interest under that certain Lease Agreement dated as of the date hereof, by and between Owner, as landlord, and Operator, as tenant, and all present and future amendments, extensions, renewals, supplements and replacements thereto or thereof as the context may require (collectively, the “Operating Lease”) covering the Land, together with and including, without limitation, (1) all options of any kind, rights of first refusal, privileges and other benefits under the Operating Lease; and (2) all leases, subleases and subtenancies, occupancy agreements and concessions under the Operating Lease or otherwise affecting the Property;

(iii) All of Borrower’s right, title and interest in and to all buildings, structures and improvements (including fixtures) now or later located in or on the Land (the “Improvements”);

(iv) All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or providing access to the Property;

(v) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

(vi) All right, title and interest of Borrower in, to, and under, to the extent assignable, all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing activity, or operation of the Property; provided, however, that any such plans and specifications transferred hereunder are transferred for use in connection with the Property only and for no other purpose;

(vii) All of the fixtures and personal property described in Exhibit B attached hereto owned by either Owner or Operator and replacements thereof, including all personal property currently owned or acquired by Owner or Operator after the date hereof used in connection with the ownership and operation of the Property as a Senior Living Facility (defined below), all kitchen or restaurant supplies,

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

dining room facilities, medical facilities, or related furniture and equipment, and any other equipment, supplies or furniture owned by Owner or Operator and leased to any third party service provider or facility operator (including, without limitation, Prestige Senior Living, L.L.C., an Oregon limited liability company [“Property Manager”]), under any use, occupancy, or lease agreements, as well as all licenses, permits, certificates, and approvals required for the operation of the Property as a Senior Living Facility, to the extent permitted by applicable law and regulations, including replacements and additions thereto; but excluding all fixtures and personal property owned by any other tenant, resident or other occupant of the Property (each, a “Tenant”) other than Operator;

(viii) All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(ix) All of Borrower’s right, title and interest in and to all tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

(x) All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property (including, without limitation, any occupancy and admission agreements pertaining to occupants of the Property, including both residential and commercial agreements [including the Resident Agreements, as defined in the Loan Agreement]), and any management agreement or other operating agreement under which control of the use or operation of the Property or any portion thereof has been granted to any other entity) now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors [the “Bankruptcy Code”]) and all extensions and amendments thereto (collectively, the “Leases”) and all of Borrower’s right, title and interest under the Leases, including all guaranties thereof;

(xi) All rents, entrance fees, management fees, service fees, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto, together with and including, without limitation, all proceeds from any private insurance for tenants to cover rental charges and charges for services at or in connection with the Property, the right to payments from Medicare or Medicaid (as such terms are defined in the Loan Agreement) programs, or similar federal, state or local programs, boards, bureaus or agencies, and rights to payment from Tenants, residents, occupants, private insurers or others (“third party payments”), arising from the operation of the Property as a Senior Living Facility or otherwise due for the rents of Tenants, residents or occupants or for services at the Property (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations;

(xii) All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property;

(xiii) All payments due, or received, from occupants, third party payments added to base rental income, base and/or additional meal sales, commercial operations located on the Property or provided as a service to the occupants of the Property, rental from guest suites, seasonal lease charges, furniture leases, and laundry services, and any and all other services provided to third parties in connection with the Property, and any and all other personal property on the real property site, excluding personal property belonging to occupants of the real property (other than property belonging to Borrower);

(xiv) Subject to applicable laws and regulations and to the extent assignable, all permits, licenses, certificates, provider numbers and contracts relating to the operation and authority to operate the Property as a “Senior Living Facility” (but specifically excluding the tradename “Bonaventure”, and any intellectual property related to such tradename). For purposes of this Instrument, “Senior Living Facility” shall mean a residential housing facility which qualifies as “housing for older persons” under the Fair Housing Amendments Act of 1988 and includes, congregate living units and assisted living units, but which does not include any nursing care units, and which is licensed as a “boarding home” under Washington law; and

(xv) All of Borrower’s inventory, accounts, accounts receivable, contract rights, general intangibles, and all proceeds thereof relating to the Property.

B. Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents subject to the terms and license granted to Borrower under that certain Assignment of Leases and Rents (Auburn Meadows – Second), made by Borrower to Lender dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Subordinate Assignment”), which document shall govern and control the provisions of this assignment.

TO HAVE AND TO HOLD the Property unto Lender, Trustee and their successors and assigns forever, and Borrower hereby binds itself and its successors and assigns to warrant and forever defend the title to the Property unto Lender, its successors and assigns, against the claim or claims of all persons claiming the same or any part thereof, subject to the Permitted Encumbrances (as defined in the Loan Agreement) and the provisions, terms and conditions of this Instrument.

IN TRUST, WITH POWER OF SALE, to secure payment and performance of the Obligations in the time and manner set forth in the Documents (defined below).

PROVIDED, HOWEVER, if Borrower shall pay and perform (or cause to be paid or performed) the Obligations as provided for in the Documents (defined below) and shall comply with (or cause Property Manager to comply with) all the provisions, terms and conditions in the Documents, these presents and the estates hereby granted (except for the obligations of Borrower set forth in Sections 3.11 and 3.12 and Article VIII of the Loan Agreement) shall cease, terminate and be void.

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:

ARTICLE I - OBLIGATIONS; DOCUMENTS; INCORPORATION; DEFINITIONS

Section 1.01 Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):

(a) Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium, (ii) interest at both the Note Rate and at the Default Rate, if applicable and to the extent permitted by Laws, and (iii) renewals, extensions, and amendments of the Documents;

(b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

(c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.

Section 1.02 Documents; Incorporation. The term “Documents” shall mean the Supplemental Guaranty, this Instrument, the Subordinate Assignment, the Loan Agreement (as it relates to the Loan and the obligations made by or owing by the Related Borrowers relating to the Other Properties) and any other written agreement executed in connection with the Other Loan (but excluding the Application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the other Documents (including, without limitation, the limited and full recourse liability provisions of Article VIII of the Loan Agreement) are incorporated into this Instrument to the same extent and with the same force as if fully set forth in this Instrument.

Section 1.03 Definitions. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. The terms set forth below are defined in the following sections of this Instrument:

Bankruptcy Code	Recitals, Section 5(A)(x)
Borrower	Preamble
Borrowers	Recitals, Section 1
Documents	Section 1.02
First Priority Mortgage	Section 7.05
Improvements	Recitals, Section 5(A)(iii)
Instrument	Preamble
Land	Recitals, Section 5(A)(i)
Leases	Recitals, Section 5(A)(x)
Lender	Preamble

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

Loan	Recitals, Section 1
Loans	Section 7.01(a)
Loan Agreement	Recitals, Section 2
Management Agreement	Section 3.05
Note	Section 7.01(b)
Notes	Recitals, Section 1
Notice	Section 5.02
Obligations	Section 1.01
Operator	Preamble
Operating Lease	Recitals, Section 5(A)(ii)
Other Documents	Section 7.03
Other Loan	Section 7.01(c)
Other Mortgages	Section 7.02
Other Note	Section 7.01(d)
Other Properties	Recitals, Section 1
Owner	Preamble
Personal Property	Section 3.02(j)
Property	Recitals, Section 5(A)
Property Manager	Recitals, Section 5(A)(vii)
Related Borrowers	Recitals, Section 1
Rents	Recitals, Section 5(A)(xi)
Senior Living Facility	Recitals, Section 5(A)(xiv)
Subordinate Assignment	Recitals, Section 5(B)
Tenant	Recitals, Section 5(A)(vii)
Trustee	Preamble

ARTICLE II - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Section 2.01 Due-on-Sale or Encumbrance. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations, and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any or for no reason or given conditionally, in Lender’s sole discretion), any of the events set forth in Section 5.01 of the Loan Agreement shall occur.

ARTICLE III - DEFAULTS AND REMEDIES

Section 3.01 Events of Default. The occurrence of an Event of Default (as such term is defined in Section 6.01 of the Loan Agreement) shall constitute, at Lender’s option, an Event of Default under this Instrument and the other Documents.

Section 3.02 Remedies. If an Event of Default occurs, Lender or any person designated by Lender or Lender acting by or through Trustee, may (but shall not be obligated to) take any enforcement action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s or Trustee’s rights under the Documents or Laws including the following actions:

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

(a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Sections 6.01(f), 6.01(g), 6.01(h), or 6.01(i) of the Loan Agreement which shall automatically make the Obligations immediately due and payable;

(b) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

(d) recover judgment on any Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

(e) seek specific performance of any provisions in the Documents;

(f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g) with or without entering upon the Property, (i) exclude Borrower, Property Manager, and any other person from the Property without liability for trespass, damages, or otherwise; (ii) take possession of, and Borrower shall surrender on demand (and shall require Property Manager to surrender on demand), all books, records, and accounts relating to the Property; (iii) give notice to Property Manager and Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property, subject to applicable Laws, including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default, and (F) making payments for any required licensing fees, permits, or other expenses related to the operation of the Property by or on behalf of Lender as a Senior Living Facility, any fines or penalties that may be assessed against the Property, any costs incurred to bring the Property into full compliance with applicable codes and regulatory requirements, and for any fees or costs related to Lender’s employment of a licensed operator for the Property; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender or Trustee in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender, Trustee and their attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, Lender or Trustee with respect to the Property, either in Borrower’s or Property Manager’s name or otherwise;

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

(h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i) apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender or Trustee under the Documents, and/or (D) Impositions;

(j) take all actions permitted under the U.C.C. of the State of Washington, including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (the “Personal Property”) and take such actions as Lender or Trustee deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble (or require Property Manager to assemble) the Personal Property and make it available to Lender or Trustee at a convenient place acceptable to Lender or Trustee. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower at least ten (10) Business Days prior to such action shall constitute commercially reasonable notice to Borrower; or

(k) take any other action permitted under any Laws.

If Lender or Trustee exercises any of its rights under Section 3.02(g), Lender and Trustee shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender or Trustee except for losses caused by Lender’s or Trustee’s willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender and/or Trustee of its or their rights under this Instrument and appoints Lender and Trustee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes. After an Event of Default, Lender is further authorized to give notice to all third party providers, including insurers, any governmental provider, or Medicare or Medicaid or any similar program or provider, at Lender’s option, instructing them to pay all Rents which would be otherwise paid to Borrower to Lender, to the extent permitted by law.

Section 3.03 Expenses. All Costs, expenses, allocated or accrued fees, or other amounts paid or incurred by Lender or Trustee in the exercise of its or their rights under the Documents which are reimbursable or payable to Lender by Borrower under the Documents, together with interest thereon at the applicable interest rate specified in the Loan Agreement, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s and/or Trustee’s rights under the Documents.

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

Section 3.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender or Trustee may determine in its or their sole discretion, apply to any sales of the Property under this Article III, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender or Trustee may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in its entirety or any other manner consistent with applicable Laws as Lender deems in its best interests and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender or Trustee is authorized to deduct under the provisions of the Documents. After any such sale, Trustee shall deliver to the purchaser at such sale the Trustee’s deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in any such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Borrower or Lender, may purchase at such sale.

Section 3.05 Application of Proceeds. Any proceeds received from any sale or disposition under this Article III or otherwise, together with any other sums held by Lender or Trustee, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, transfer of title by power of sale (including the expenses of the Trustee), or otherwise, including interest thereon at the applicable interest rate specified in the Loan Agreement, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower, or by Property Manager under that certain Management Agreement dated as of the date hereof, by and between Operator and Property Manager (the “Management Agreement”) in order to maintain any licenses, permits, certificates or contracts relating to the operation of and authority to operate the Property as a Senior Living Facility; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Loan Agreement, which shall be the Default Rate unless prohibited by Laws.

Section 3.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender or Trustee to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s or Trustee’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender or Trustee and no levy of an

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

execution upon the Property or any other property of Borrower or Property Manager shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender or Trustee may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender or Trustee may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender or Trustee has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lender and Trustee shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 3.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

Section 3.08 Additional Credit Bidding. In connection with any sale of the Property pursuant to Section 363 of the Bankruptcy Code or any plan under the Bankruptcy Code, Lender shall have the right to acquire the Property and, in lieu of paying cash, Lender shall have the right (at its option) to pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.

ARTICLE IV - SECURITY AGREEMENT

Section 4.01 Security Agreement. This Instrument constitutes both a real property deed of trust and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender and Trustee, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the Personal Property may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

ARTICLE V - ADDITIONAL PROVISIONS

Section 5.01 Usury Savings Clause. Without limiting Section 1.02 above, the provisions of Section 9.01 of the Loan Agreement are hereby incorporated by reference into this Instrument to the same extent and with the same force as if fully set forth herein.

Section 5.02 Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower:

CHP AUBURN WA OWNER, LLC

c/o CNL Healthcare Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Holly J. Greer, Senior Vice President

and General Counsel, and Joseph T. Johnson,

Senior Vice President and Chief Financial Officer

and

CHP AUBURN WA TENANT CORP.

c/o CNL Healthcare Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention: Holly J. Greer, Senior Vice President

and General Counsel, and Joseph T. Johnson,

Senior Vice President and Chief Financial Officer

With a copy of notices sent to Borrower to: LOWNDES, DROSDICK, DOSTER, KANTOR & REED, P.A. 215 N. Eola Drive Orlando, Florida 32801 Attention: Peter Luis Lopez, Esq.

If to Lender:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan No. 706109330

With a copy of notices sent to Lender to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Prudential Asset Resources, Inc.

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan No. 706109330

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

If to Trustee: FIRST AMERICAN TITLE INSURANCE COMPANY 818 Stewart Street, Suite 800, Seattle, Washington 98101

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 5.03 Applicable Law and Submission to Jurisdiction. This Instrument shall be governed by and construed in accordance with the laws of the State of Washington and the applicable laws of the United States of America. Without limiting Lender’s or Trustee’s right to bring any Action (as defined in the Loan Agreement) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the State of Washington, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

Section 5.04 Transfer of Loan.

(a) Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue Securities (as defined in the Loan Agreement). Lender may forward to any Investors (as defined in the Loan Agreement), to any Rating Agency (as defined in the Loan Agreement) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, Property Manager, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, Property Manager, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Borrower, any guarantor and any indemnitor of Borrower’s obligations under the Documents agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section 5.04 including the delivery of an estoppel certificate in accordance with Section 3.16 of the Loan Agreement and such other documents as may be reasonably requested by Lender. Borrower shall also furnish consent of any Borrower, any property manager, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without undue expense.

(b) Borrower agrees that upon any assignment or transfer of the Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Documents for the period from and after such assignment or transfer, such third party shall be substituted as the lender under the Documents for all purposes, and Borrower shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Other Loan arising from and after the date of such assignment or transfer.

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

(c) Upon an assignment or other transfer of the Documents, Lender may, at its discretion, pay over the Deposits in its possession and deliver all other collateral mortgaged, granted, pledged or assigned pursuant to the Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred to Borrower or to the assignee or transferee of the Documents. If the Deposits are transferred or assigned to the assignee or transferee, then Borrower shall then look solely to such assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits and any other collateral mortgaged, granted, pledged or assigned pursuant to the Documents, or any part thereof, to a new assignee or transferee. Subject to the provisions of Section 5.01 of the Loan Agreement, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits.

Section 5.05 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, then Lender and Trustee may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger, and Lender and Trustee shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or transfer of title by power of sale), by application of the doctrine of merger or as a matter of law, unless Lender or Trustee takes all actions required by law to terminate the Leases as a result of foreclosure (or transfer of title by power of sale). All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01, and 6.02 of the Loan Agreement. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and Trustee and its or their heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender or Borrower, as the case may be, as to the loss, theft, destruction or mutilation of any Document which is not

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower or Lender, as the case may be, will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.

Section 5.06 Entire Agreement. Except as provided in Section 3.17 of the Loan Agreement, (a) the Documents and Borrower’s Individual Loan Documents constitute the entire understanding and agreement among Borrower, Lender and Trustee with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Application and Loan commitment, and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

Section 5.07 Concerning the Trustee. By recording a written substitution in the county where the Property is located or by any other means permitted by Laws, Lender may (a) remove Trustee or any successor Trustee at any time (or times) without notice or cause and (b) replace any Trustee who dies or resigns. To the extent permitted by Laws, Trustee waives any statutory fee for its services and agrees to accept reasonable compensation in lieu thereof. Trustee may resign upon thirty (30) days’ notice to Lender and Borrower. If more than one person is appointed Trustee, all rights granted to Trustee under this Instrument may be exercised by any of them, without the others, with the same effect as if exercised by all of them jointly. In addition to exercising all rights set forth in this Instrument, Trustee may exercise all rights under Laws.

Section 5.08 WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES (AND SHALL CAUSE PROPERTY MANAGER TO WAIVE), TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

ARTICLE VI - LOCAL LAW PROVISIONS

Section 6.01 State-Specific Provisions.

(a) Notwithstanding any other term or provision of this Instrument, neither (i) the Environmental Indemnity nor (ii) the ERISA Indemnity shall be secured by the lien of this Instrument.

(b) Section 3.02(b) of this Instrument is hereby deleted in its entirety and the following is substituted in lieu thereof:

“judicially or otherwise, foreclose this Instrument;”

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

(c) Section 3.05 of this Instrument is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Application of Proceeds. Any proceeds received from any sale or disposition under Article III or otherwise, together with any other sums held by Lender or Trustee, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action, or foreclosure sale, transfer of title by power of sale, or otherwise, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it.”

(d) Borrower warrants that the Property is not used principally for agricultural purposes, and that the Loan secured hereby is for commercial purposes and is not for residential, household, agricultural, personal or consumer purposes.

ARTICLE VII - SPECIAL PROVISIONS

Section 7.01 Other Definitions. As used in this Instrument, the following terms shall have the following meanings:

(a) Loans: Collectively, all of the loans evidenced by the Note.

(b) Note: Collectively, all of the promissory notes defined and identified from time to time in the Loan Agreement as the “Notes,” with the exception of that certain promissory note defined herein as the “Other Note,” as the same are amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the provisions of the Loan Agreement or such promissory note.

(c) Other Loan: The loan evidenced by the Other Note.

(d) Other Note: That certain Promissory Note (Auburn Meadows), dated as of the date hereof, from Borrower, as maker, and payable to the order of Lender, as holder, in the original principal amount of Eleven Million Eighteen Thousand One Hundred Ninety-Two and No/100 U.S. Dollars ($11,018,192.00), as the same may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the provisions of the Loan Agreement or such promissory note.

Section 7.02 Optional Cross-Collateralization Provisions. At Lender’s sole option and election, the lien of this Instrument on the Property and the Documents shall also secure and are hereby cross-collateralized with the liens, security title and security interests of each of those certain mortgages and security agreements and deeds of trusts and security agreements executed by any of the Related Borrowers, for the benefit of Lender, encumbering the Other Properties (collectively, the “Other Mortgages”). If Lender has elected to have

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

the lien of this Instrument on the Property also secure and be cross-collateralized with the liens of the Other Mortgages, then, in the event of an Event of Default under any of the Documents, Borrower hereby acknowledges and agrees that Lender shall have the right, after the expiration of any applicable cure period, to exercise its rights and remedies for a default under any or all of the Documents and any of the Other Mortgages.

Section 7.03 Cross Default and Notice Provisions. Any Event of Default under any of the Documents shall constitute, at Lender’s option, an Event of Default under all of the other Documents and under any documents executed by any of the Related Borrowers, for the benefit of Lender, evidencing, securing or relating to the payment of any indebtedness other than the indebtedness secured by this Instrument and the performance of any obligation other than the Obligations, in connection with the Other Properties, including, but not limited to, the Other Mortgages, exclusive of the Documents (the “Other Documents”). Any Event of Default under any of the Other Documents shall constitute, at Lender’s option, an Event of Default under the Documents. In the event of a default under any of the Documents or any of the Other Documents, Borrower hereby acknowledges and agrees that: (A) Lender shall only be obligated to send one (1) notice of default to any one of Borrowers, and (B) said notice shall be deemed notice to all Borrowers under all of the Documents and under all of the Other Documents (including, without limitation, this Instrument and any of the Other Mortgages).

Section 7.04 Application of Funds. At any time that Lender has the right or option hereunder to apply any funds in its possession (to the extent permitted by applicable Laws) to the Obligations following the occurrence of an Event of Default under any of the Documents or under the Other Documents, Lender shall be entitled to apply such amounts (to the extent permitted by applicable Laws) to any Note or the Other Note, regardless of whether under the terms of such note(s) such amounts are then due and payable.

Section 7.05 Subordination of this Instrument. This Instrument shall be in all respects subject and subordinate to that certain Deed of Trust and Security Agreement (with Fixture Filing) (Auburn Meadows – First) made by Borrower to Lender as of the date of this Instrument with respect to the Property (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “First Priority Mortgage”) and that certain Assignment of Leases and Rents (Auburn Meadows – First) made by Borrower to Lender as of the date of this Instrument with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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[SIGNATURES ON FOLLOWING PAGE]

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower has duly executed this Instrument the date first above written.

BORROWER:

OWNER:

CHP AUBURN WA OWNER, LLC, a Delaware limited liability company

By:	/s/ Steven M. Wortman [SEAL]
Name:	Steven M. Wortman
Title:	Senior Vice President

OPERATOR:

CHP AUBURN WA TENANT CORP., a Delaware corporation

By:	/s/ Steven M. Wortman
Name:	Steven M. Wortman
Title:	Senior Vice President

[CORPORATE SEAL]

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 30th day of January, 2014, by Steven M. Wortman, as Senior Vice President of CHP Auburn WA Owner, LLC, a Delaware limited liability company and CHP Auburn WA Tenant Corp., a Delaware corporation, on behalf of said entities. He is personally known to me or has produced a driver’s license as identification.

(NOTARY SEAL)	/s/ Allison Ramirez
Notary Public Signature

Allison Ramirez
(Name typed, printed or stamped)

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)

Exhibit A

LEGAL DESCRIPTION OF LAND

[Intentionally Omitted]

Exhibit B

DESCRIPTION OF PERSONAL PROPERTY SECURITY

[Intentionally Omitted]

Prudential Loan No. 706109330

CNL BV Portfolio

Deed of Trust and Security Agreement (with Fixture Filing)

(Auburn Meadows - Second)